Exhibit 10.3


                   SECOND AMENDMENT TO MULTI-TENANT LEASE--NET
                              DATE: APRIL 21, 2001

                                 BY AND BETWEEN
                               JACKSON-JAHN, INC.
                                  ("LANDLORD")
                                       AND
           OPHTHALMIC IMAGING SYSTEMS, INC., A CALIFORNIA CORPORATION
                                   ("TENANT")

Whereas Daniel J. Caputo & Dorothy J. Caputo as Trustees of the Caputo 1987 Revocable Trust dated February 27, 1987, as amended; Richard R. Rolla & Genevieve C. Rolla, as Trustees of the Rolla 1975 Revocable Trust dated December 9, 1975; Anthony C. Morici, Jr.; Martin and Dorothy A. Scarpace; and University Park Properties, a Partnership as tenants in common, dba CMS Lathrop Way is the successor to the interest of Jackson-Jahn, Inc. under said lease, this Second Amendment is hereby made a part of that certain "Multi-Tenant Net Lease" between the above-mentioned parties dated April 21, 2001 (the "Contract"). Said documents shall hereby be amended as follows. In the event of any discrepancy between this document and any previous document(s) the provisions of this document shall prevail.

1.       LEASE TERM:
         The lease term is hereby extended for an additional (2) year s and (1) month, beginning June 1, 2005 through June 30, 2007:

2.       SCHEDULE OF BASE RENT:
         The Base Rent for the extended Lease period shall be as follows:
                  a.       June 1, 2005 through June 30, 2007: $7,072/mo. plus
                           Monthly NNNs (see # 3 below of this Second Lease Amendment);

3.       MONTHLY NNN CHARGES:

                  a. NNN charges will be capped at $1,600/month for the balance of 2004;
                  b. NNN charge monthly cap will be $1,750/month for Calendar Years 2005 and 2006 respectively;
                  c. NNN charge monthly cap will increase to $1,850/month for Calendar Year 2007.

4.       TENANT IMPROVEMENTS:
         #1 : Landlord will complete tenant improvements per Mark III proposal letter's dated August 30, 2004 and September 21, 2004 respectively (letters attached as Exhibit A). There will be a cap for this work totaling $15,188. Mark III engineering will complete the work. Tenant and Landlord will schedule work for a mutually convenient time for work to be completed by December 31, 2004;
         #2: Landlord will replace linoleum and 1 toilet in restroom. The work will not exceed $1,500. Any work in excess of $1,500 will be covered by the tenant. The Landlord will engage its handyman and local flooring company to complete work. Work will be completed by December 31, 2004; #3: Landlord will reimburse Tenant for the work completed by Mosburg Heating & Air for the Air Conditioning in the Server Room. This work will not exceed $3,460 per proposal dated 7/2/04 (Proposal attached as Exhibit B). Tenant shall show Landlord paid bill prior to Landlord reimbursing Tenant.

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LANDLORD:
Caputo 1987 Revocable Trust, Rolla 1975 Revocable Trust, Anthony C. Morici, Jr., Martin and Dorothy Scarpace; and University Park Properties, a Partnership as Tenants in Common dba CMS Lathrop Way


By:      ______________________
         Dan Caputo, Jr.

Its:     ______________________

Date:    ______________________


TENANT:

OPHTHALMIC IMAGING SYSTEMS
A CALIFORNIA CORPORATION


By:      ______________________


Its:     ______________________

Date:    ______________________


Attachments: Exhibit A (Mark III Engineering letters dated August 30 and
             September 21, 2004)

             Exhibit B (Mosburg Heating & Air proposal dated July 2, 2004)